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                                                                     EXHIBIT 5.1




                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036-6522



                                                              September 8, 2003



Office Depot, Inc.
2200 Old Germantown Road
Delray Beach, Florida  33445

         Re:   OFFICE DEPOT, INC. REGISTRATION STATEMENT ON FORM S-4
               -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Office Depot, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $400,000,000 aggregate principal amount of the Company's 6.25% Senior Notes due August 15, 2013 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 6.25% Senior Notes due August 15, 2013 of the Company (the "Original Notes") under the Indenture and the Supplemental Indenture, each dated as of August 11, 2003 (together, the "Indenture"), by and between the Company and SunTrust Bank, as trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement, dated August 11, 2003 (the "Exchange and Registration Rights Agreement"), by and among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., Banc One Capital Markets, Inc., BNP PARIBAS Securities Corp., Fleet Securities, Inc., and Wachovia Capital Markets, LLC.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4 relating to the Exchange Notes to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");

         (ii)     an executed copy of the Exchange and Registration Rights
                  Agreement;

         (iii)    an executed copy of the Indenture;
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Office Depot, Inc.
September 8, 2003
Page 2


         (iv) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

         (v) the Amended and Restated Bylaws of the Company, as currently in effect;

         (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

         (vii) the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee filed as an exhibit to the Registration Statement; and

         (viii)   the form of the Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Our opinion set forth herein is limited to the Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.
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Office Depot, Inc.
September 8, 2003
Page 3


         Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Exchange Notes and the performance by the Company of its obligations under the Exchange Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Very truly yours,

                                     Skadden, Arps, Slate, Meagher & Flom LLP